UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2002

        TRICO MARINE SERVICES, INC.
          (Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 North American Court, Houma, Louisiana		70363
(Address of principal executive offices)		(Zip Code)

(504) 851-3833
(Registrant's telephone number, including area code)

Item 5.	Other Events.

            On October 4, 2002, Trico Marine Services, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.	Financial Statements and Exhibits.

(a)	Exhibits.

99

Press release issued by Trico Marine Services, Inc. on October 4, 2002, announcing that Trico and GE Commercial Equipment Financing have entered into an agreement that will provide approximately $11.4 million of funding for the marine services company.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By: /s/ Victor M. Perez

Victor M. Perez Vice President, Chief Financial Officer And Treasurer

Dated:  October 4, 2002